EXHIBIT 99.1

Spirit Airlines Reports First Quarter 2019 Results

MIRAMAR, Fla., April 24, 2019 - Spirit Airlines, Inc. (NYSE: SAVE) today reported first quarter 2019 financial results.

	First Quarter 2019		First Quarter 2018
	As Reported	Adjusted	As Reported	Adjusted
	(GAAP)	(non-GAAP)[1]	(GAAP)	(non-GAAP)[1]
Revenue	$855.8 million	$855.8 million	$704.1 million	$704.1 million
Operating Income (loss)	$87.8 million	$89.7 million	$(38.8) million	$51.2 million
Operating Margin	10.3%	10.5%	(5.5)%	7.3%
Net Income (loss)	$56.1 million	$57.5 million	$(44.9) million	$29.9 million
Diluted EPS	$0.82	$0.84	$(0.66)	$0.44
“Solid execution of our revenue initiatives and strong underlying demand trends drove adjusted diluted earnings per share growth of over 90 percent1 for the first quarter 2019 compared to the first quarter last year. On capacity growth of 16.9 percent year over year, for the first quarter 2019, the team delivered a total revenue per available seat mile increase of 4.1 percent driven by improvements in both ticket and non-ticket yields.  We also ran a great operation during the quarter, improving our completion factor by 70 basis points to 98.9 percent despite more weather disruptions than the year prior and delivering an on-time performance of 82.6 percent2, which was among the best in the industry,” said Ted Christie, Spirit’s President and Chief Executive Officer.

Revenue Performance
For the first quarter 2019, Spirit's total operating revenue was $855.8 million, an increase of 21.5 percent compared to the first quarter 2018, driven by a 16.0 percent increase in flight volume and increases in both passenger yields and load factor.

Total operating revenue per available seat mile ("TRASM") for the first quarter 2019 increased 4.1 percent compared to the same period last year. During the first quarter 2019, the Company's results continued to benefit from its ticket and non-ticket revenue initiatives.

On a per passenger flight segment basis, total revenue for the first quarter 2019 increased 1.6 percent year over year to $109.44 with fare revenue per passenger flight segment increasing 1.6 percent to $53.24 and non-ticket revenue per passenger flight segment increasing 1.6 percent to $56.203. The improvement in non-ticket revenue per passenger segment year over year was largely driven by dynamic pricing initiatives and improved take rates of bundled service offerings.

Cost Performance
For the first quarter 2019, total GAAP operating expenses increased 3.4 percent year over year to $768.0 million. Adjusted operating expenses for the first quarter 2019 increased 17.3 percent year over year to $766.1 million4. Drivers of the increase in adjusted operating expense compared to the first quarter last year include higher flight volume, contracted pilot rate increases, airport rent and landing fee escalations, and higher depreciation expense.  On a GAAP basis, these increases were largely offset by lower special charges year over year.

Aircraft fuel expense increased in the first quarter 2019 by 12.2 percent year over year, due to a 15.6 percent increase in fuel gallons consumed.

Spirit reported first quarter 2019 cost per available seat mile ("ASM"), excluding special items and fuel (“Adjusted CASM ex-fuel”), of 5.46 cents4, an increase of 2.4 percent compared to the same period last year, primarily due to higher salaries, wages and benefits per ASM, largely driven by contracted rate increases pilots received effective March 1, 2018. This increase was partially offset by lower aircraft rent per ASM and better operational performance.

“Strong revenue performance coupled with solid cost control helped produce a 320 basis point improvement in our adjusted operating margin for the first quarter 2019,” said Scott Haralson, Spirit’s Chief Financial Officer.  “We are continuing to capture the benefits of the hard work and dedication by all our team members to profitably grow our business, improve our brand image, execute on our plan to drive revenue improvement, and maintain an industry-leading cost position.  We are committed to keeping this momentum going and delivering strong returns for our shareholders.”

Liquidity
Spirit ended the first quarter 2019 with unrestricted cash, cash equivalents, and short-term investments of $1.2 billion. Spirit generated $205.2 million of operating cash flow and ended first quarter 2019 with adjusted free cash flow of $163.8 million5.

Fleet
Spirit took delivery of five new aircraft (one A320ceo and four A320neo) during the first quarter 2019, ending the quarter with 133 aircraft in its fleet.

Network
During the quarter, Spirit continued its goal to broaden and diversify its network with new service from Austin and Indianapolis primarily to large leisure destinations.  Spirit also added new service between existing destinations, bringing its operation to over 600 daily flights to 75 destinations in the U.S., Latin America, and the Caribbean.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results tomorrow, April 25, 2019, at 9:30 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NYSE: SAVE) is committed to delivering the best value in the sky while providing an exceptional Guest experience.  We are the leader in providing customizable travel options starting with an unbundled fare.  This allows every Guest to pay only for the options they choose - like bags, seat assignments, and refreshments - something we call Á La Smarte.  We make it possible for our Guests to venture further, travel more often, and discover more than ever before.  Our Fit Fleet® is one of the youngest and most fuel-efficient in the U.S.  We operate more than 600 daily flights to 75 destinations in the U.S., Latin America, and the Caribbean, and are dedicated to giving back and improving the communities we serve.  Come save with us at www.spirit.com.  At Spirit Airlines, we go.  We go for you.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes
(1) See "Reconciliation of Adjusted Net Income, Adjusted Pre-tax Income, and Adjusted Operating Income to GAAP Net Income" table below for more details.
(2) Preliminary data using DOT A:14 methodology.

(3) See "Calculation of Total Non-ticket Revenue per Passenger Segment" table below for more details.
(4) See "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below for more details.
(5) See "Reconciliation of Adjusted Free Cash Flow to GAAP Net Operating Cash Flow" table below for more details.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Condensed Statement of Operations
(unaudited, in thousands, except per-share amounts)

	Three Months Ended
	March 31,		Percent
	2019	2018	Change
Operating revenues:
Passenger	$838,065	$689,141	21.6
Other	17,731	14,997	18.2
Total operating revenues	855,796	704,138	21.5

Operating expenses:
Aircraft fuel	229,636	204,646	12.2
Salaries, wages and benefits	203,901	155,096	31.5
Landing fees and other rents	59,649	49,630	20.2
Aircraft rent	45,782	50,191	(8.8)
Depreciation and amortization	50,726	39,373	28.8
Distribution	35,719	30,631	16.6
Maintenance, materials and repairs	31,604	29,710	6.4
Special charges	—	89,168	nm
Loss on disposal of assets	1,913	848	nm
Other operating	109,062	93,642	16.5
Total operating expenses	767,992	742,935	3.4

Operating income (loss)	87,804	(38,797)	326.3

Other (income) expense:
Interest expense	24,971	17,849	39.9
Capitalized interest	(2,557)	(2,252)	13.5
Interest income	(6,924)	(4,066)	70.3
Other expense	233	133	nm
Special charges, non-operating	—	9,201	nm
Total other (income) expense	15,723	20,865	(24.6)

Income (loss) before income taxes	72,081	(59,662)	220.8
Provision (benefit) for income taxes	16,005	(14,740)	208.6

Net income (loss)	$56,076	$(44,922)	224.8
Basic earnings (loss) per share	$0.82	$(0.66)	224.2
Diluted earnings (loss) per share	$0.82	$(0.66)	224.2

Weighted average shares, basic	68,380	68,222	0.2
Weighted average shares, diluted	68,516	68,222	0.4

SPIRIT AIRLINES, INC.
Condensed Statements of Comprehensive Income (Loss)
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2019	2018
Net income (loss)	$56,076	$(44,922)
Unrealized gain (loss) on short-term investment securities, net of deferred taxes of $39 and ($8)	130	(23)
Interest rate derivative loss reclassified into earnings, net of taxes of $27 and $21	47	58
Other comprehensive income	$177	$35
Comprehensive income (loss)	$56,253	$(44,887)

SPIRIT AIRLINES, INC.
Selected Operating Statistics
(unaudited)

	Three Months Ended March 31,
Operating Statistics	2019	2018	Change
Available seat miles (ASMs) (thousands)	9,829,044	8,408,764	16.9%
Revenue passenger miles (RPMs) (thousands)	8,133,030	6,813,519	19.4%
Load factor (%)	82.7	81.0	1.7	pts
Passenger flight segments (thousands)	7,820	6,537	19.6%
Block hours	143,429	122,954	16.7%
Departures	52,175	44,982	16.0%
Total operating revenue per ASM (TRASM) (cents)	8.71	8.37	4.1%
Average yield (cents)	10.52	10.33	1.8%
Fare revenue per passenger flight segment ($)	53.24	52.42	1.6%
Non-ticket revenue per passenger flight segment ($)	56.20	55.29	1.6%
Total revenue per passenger flight segment ($)	109.44	107.71	1.6%
CASM (cents)	7.81	8.84	(11.7)%
Adjusted CASM (cents) (1)	7.79	7.76	0.4%
Adjusted CASM ex-fuel (cents) (2)	5.46	5.33	2.4%
Fuel gallons consumed (thousands)	109,828	95,003	15.6%
Average economic fuel cost per gallon ($)	2.09	2.15	(2.8)%
Aircraft at end of period	133	118	12.7%
Average daily aircraft utilization (hours)	12.2	12.0	1.7%
Average stage length (miles)	1,029	1,025	0.4%

(1)	Excludes operating special items.

(2)	Excludes economic fuel expense and operating special items.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Calculation of Total Non-Ticket Revenue per Passenger Segment
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except per segment data)	2019	2018
Operating revenues
Fare	$416,345	$342,695
Non-fare	421,720	346,446
Total passenger revenues	838,065	689,141
Other revenues	17,731	14,997
Total operating revenues	$855,796	$704,138

Non-ticket revenues (1)	$439,451	$361,443

Passenger segments	7,820	6,537

Non-ticket revenue per passenger segment ($)	$56.20	$55.29

(1)	Non-ticket revenues equals the sum of non-fare passenger revenues and other revenues.

Special Items
(unaudited)

	Three Months Ended
	March 31,
(in thousands)	2019	2018
Operating special items include the following:
Loss on disposal of assets	1,913	848
Operating special charges (1)	—	89,168
Total operating special items	$1,913	$90,016
Non-operating special items include the following:
Non-operating special charges (2)	—	9,201
Total non-operating special items	$—	$9,201

Total special items	$1,913	$99,217

(1)
Operating special charges for the first quarter of 2018 consisted of $89.2 million recognized in connection with the new pilot agreement approved in February 2018. The total amount includes a one-time $80.7 million ratification incentive bonus, including payroll taxes, and a $8.5 million adjustment related to other contractual provisions.

(2)
Non-operating special charges for the first quarter 2018 are related to the purchase of 14 A319-100 aircraft.  The contract was deemed a lease modification which resulted in a change of classification from operating leases to finance leases for the 14 aircraft.

Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except CASM data in cents)	2019	2018
Total operating expenses, as reported	$767,992	$742,935
Less operating special items	1,913	90,016
Adjusted operating expenses, non-GAAP (1)	766,079	652,919
Less: Economic fuel expense	229,636	204,646
Adjusted operating expenses excluding fuel, non-GAAP (2)	$536,443	$448,273

Available seat miles	9,829,044	8,408,764

CASM (cents)	7.81	8.84
Adjusted CASM (cents) (1)	7.79	7.76
Adjusted CASM ex-fuel (cents) (2)	5.46	5.33

(1)	Excludes operating special items.

(2)	Excludes operating special items and economic fuel expense.

Reconciliation of Adjusted Net Income, Adjusted Pre-Tax Income, and Adjusted Operating Income to GAAP Net Income
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2019	2018
Net income, as reported	$56,076	$(44,922)
Add: Provision (benefit) for income taxes	16,005	(14,740)
Income (loss) before income taxes, as reported	72,081	(59,662)
Pre-tax margin	8.4%	(8.5)%
Add special items (1)	$1,913	$99,217
Adjusted income before income taxes, non-GAAP (2)	73,994	39,555
Adjusted pre-tax margin, non-GAAP (2)	8.6%	5.6%
Add: Total other (income) expense (3)	15,723	11,664
Adjusted operating income, non-GAAP (4)	89,717	51,219
Adjusted operating margin, non-GAAP (4)	10.5%	7.3%

Provision for income taxes	16,464	9,612
Adjusted net income, non-GAAP (2)	$57,530	$29,943

Weighted average shares, diluted	68,516	68,222

Adjusted net income per share, diluted (2)	$0.84	$0.44

Total operating revenues	$855,796	$704,138

(1)	See "Special Items" for more details.

(2)	Excludes operating and non-operating special items.

(3)	Excludes non-operating special items.

(4)	Excludes operating special items.

As most of the Company’s capital expenditures are related to acquiring assets to grow the business, the Company believes it is beneficial for investors to use Adjusted Free Cash Flow to asses whether the Company has sufficient liquidity.  Adjusted Free Cash Flow adjusts for Purchase of property and equipment, Pre-delivery deposits on flight equipment, net of refunds, and Proceeds from issuance of long-term debt to provide a consistent view of the Company’s liquidity regardless of how the Company chooses to finance aircraft required for growth.  Management believes investors should have a metric to assess the Company’s liquidity on a consistent basis regardless of how the Company chooses to finance assets used for growth.

Reconciliation of Adjusted Free Cash Flow to GAAP Net Operating Cash Flow
(unaudited)

	Three Months Ended March 31,
(in thousands)	2019	2018
Net cash provided by operating activities	$205,151	$171,135
Less:
Purchase of property and equipment(1)	63,109	237,221
Pre-delivery deposits on flight equipment, net of refunds(1)	37,913	41,580
Add: Proceeds from issuance of long-term debt(2)	59,706	227,128
Adjusted free cash flow	$163,835	$119,462

Net cash used in investing activities	(103,951)	(280,650)
Net cash provided by financing activities	16,206	207,123

Net increase in cash and cash equivalents	117,406	97,608

(1)	Included within net cash used in investing activities in the Company's Condensed Statements of Cash Flows.

(2)	Included within net cash provided by financing activities in the Company's Condensed Statements of Cash Flows.